UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 4, 2019

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware, 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($.01 par value)	CC	New York Stock Exchange

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2019, The Chemours Company (“Chemours”) announced certain changes to its executive team as further described below.

Appointment of Mark E. Newman as Chief Operating Officer

Mark E. Newman, age 55, has been appointed Senior Vice President and Chief Operating Officer of Chemours. Mr. Newman has served as Senior Vice President and Chief Financial Officer of Chemours since November 2014. Mr. Newman joined Chemours from SunCoke Energy, Inc. (“SunCoke”) where he was Senior Vice President and Chief Financial Officer and led its financial, strategy, business development, and information technology functions. Mr. Newman joined SunCoke’s leadership team in March 2011 to help drive SunCoke’s separation from its parent company, Sunoco, Inc. Prior to joining SunCoke, Mr. Newman served as Vice President – Remarketing and Managing Director of SmartAuction, Ally Financial, Inc. (previously, the General Motors Acceptance Corporation). Mr. Newman began his career at the General Motors Company in 1986 as an Industrial Engineer and progressed through several financial and operational leadership roles within the global automaker, including: Vice President and Chief Financial Officer of Shanghai General Motors Limited; Assistant Treasurer of General Motors Corporation; and, Vice President – North America and Chief Financial Officer. Mr. Newman joined the board of directors of Altria Group, Inc. in February 2018.

In connection with his appointment, Mr. Newman will receive an annual base salary of $700,000 and be eligible for a target Annual Incentive Plan (“AIP”) award of 90% of base salary and a target Long Term Incentive Plan (“LTIP”) award of $1,500,000. He will participate in the Chemours’ Senior Executive Severance Plan and in the other benefit plans offered to executive officers. Mr. Newman was granted a promotion award valued at $500,000, consisting of 60% performance share units and 40% non-qualified stock options.

There are no arrangements or understandings between Mr. Newman and any other persons in connection with his appointment. Mr. Newman does not have any family relationships with any executive officer or director of Chemours and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Sameer Ralhan as Chief Financial Officer

Sameer Ralhan, age 45, has been appointed Senior Vice President, Chief Financial Officer, and Treasurer of Chemours. Since joining Chemours in November 2014, Mr. Ralhan held several positions of increasing responsibility in strategy and mergers and acquisitions (“M&A”), finance, and treasury. He served as Vice President, Business Finance and Treasurer from 2018 to 2019 and Vice President, Business Finance and Head of M&A from 2016 to 2018. He also served as Treasurer and Head of M&A from 2015 to 2016, and Head of M&A from 2014 to 2015. Prior to joining Chemours, Mr. Ralhan served as a Managing Director in the Global Natural Resources Group of Goldman Sachs & Co. from 2007 to 2014, where he had several assignments advising companies in the chemicals, industrials, and basic materials sectors on M&A, portfolio transformations, corporate finance matters, and capital markets transactions. Mr. Ralhan also served as an associate in the investment banking group of Bank of America Securities, LLC from 2004 to 2007. Mr. Ralhan began his career as a Chemical Engineer and brings chemicals industry operating experience from his time (1998 – 2002) at Aspen Technology, Inc., where as an advanced process control engineer he executed process improvement and operational enhancement initiatives for several global chemical and petrochemical companies.

In connection with his appointment, Mr. Ralhan will receive an annual base salary of $575,000 and be eligible for a target AIP award of 80% of base salary and a target LTIP award of $1,000,000. He will participate in the Chemours’ Senior Executive Severance Plan and in the other benefit plans offered to executive officers. Mr. Ralhan was granted a promotion award valued at $300,000, consisting of 60% performance share units and 40% non-qualified stock options.

There are no arrangements or understandings between Mr. Ralhan and any other persons in connection with his appointment. Mr. Ralhan does not have any family relationships with any executive officer or director of Chemours and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Mark P. Vergnano
Mark P. Vergnano
President and Chief Executive Officer

Date:	June 4, 2019